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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
Cabletron Systems, Inc.:

We consent to incorporation by reference in the registration statement on Form S-4 of Cabletron Systems, Inc. of our reports dated March 20, 1996, relating to the consolidated balance sheets of Cabletron Systems, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995 and the related consolidated statements of income, stockholders' equity and cash flows and the related schedule for each of the years in the three-year period ended February 29, 1996, which reports are included in the February 29, 1996 Annual Report to Stockholders on Form 10-K of Cabletron Systems, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG Peat Marwick LLP
                                       KPMG Peat Marwick LLP



Boston, Massachusetts
June 18, 1996